ACCUMULATOR PLUS (QP - DEFINED BENEFIT)
                                                  [(QP - DEFINED CONTRIBUTION)]

                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:   [Richard Roe as Trustee for the XYZ Qualified Plan]
                     [Owner must be the trustee]

ANNUITANT:   [JOHN DOE]              Age: [60]                 Sex: [Male]

CONTRACT NUMBER:                    [00000]

         ENDORSEMENTS ATTACHED:   Endorsement Applicable to Defined Benefit
                                  Qualified Plan Contracts

                                  [Endorsement Applicable to Qualified Plan
                                  Contracts] Endorsement for Extra Credit
                                  Annuity

         ISSUE DATE:              [May 1, 1999]

         CONTRACT DATE:           [May 1, 1999]

ANNUITY COMMENCEMENT DATE:        [January 22, 2029]

         THE MAXIMUM MATURITY AGE IS AGE 90 -- SEE SECTION 7.03.

         The Annuity Commencement Date may not be later than the Processing Date which follows the Annuitant's 90th birthday.

         [However, any distribution option under this Contract must meet any minimum distribution requirements under Section 401(a)(9) of the Code which apply after the "Required Beginning Date" which is April 1st following the calendar year which is generally the later of the year in which the Annuitant (i) attains age 70 1/2 or (ii) retires from service of the employer sponsoring the Plan.]

GUARANTEED BENEFITS:              Guaranteed Minimum Death Benefit [5% to Age
                                  80 Roll Up] or [Annual Ratchet to Age 80]

BENEFICIARY:      [JANE DOE]

No. EOC99APICB-INDV                                                 Data page 1

PART B - -THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CONTRACT.

INITIAL CONTRIBUTION RECEIVED (SEE SECTION 3.02):             [$25,000.00]

INVESTMENT OPTIONS AVAILABLE (SEE PART II); YOUR ALLOCATION IS ALSO SHOWN.

      [ALLIANCE MONEY MARKET FUND
      ALLIANCE HIGH YIELD FUND
      ALLIANCE COMMON STOCK FUND
      ALLIANCE AGGRESSIVE STOCK FUND
      ALLIANCE SMALL CAP GROWTH FUND
      BT EQUITY 500 INDEX FUND
      BT SMALL COMPANY INDEX FUND
      BT INTERNATIONAL EQUITY INDEX FUND
      EQ/EVERGREEN FUND
      EQ/EVERGREEN FOUNDATION FUND
      JPM CORE BOND FUND
      LAZARD LARGE CAP VALUE FUND
      LAZARD SMALL CAP VALUE FUND
      MFS GROWTH WITH INCOME FUND
      MFS RESEARCH FUND
      MFS EMERGING GROWTH COMPANIES FUND                       $25,000.00
      MERRILL LYNCH BASIC VALUE EQUITY
      MERRILL LYNCH WORLD STRATEGY
      EQ/PUTNAM GROWTH & INCOME VALUE FUND
      EQ/PUTNAM INVESTORS GROWTH FUND
      EQ/PUTNAM INTERNATIONAL EQUITY FUND]

                                               TOTAL:         [$25,000.00]

Investment Options shown are Investment Funds of our Separate Account No. VA.

No. EOC99APICB-INDV                                                 Data page 2

PROCESSING DATES (SEE SECTION 1.18): A Processing Date is each Contract Date anniversary.

AVAILABILITY OF INVESTMENT OPTIONS (SEE SECTION 2.03): Not applicable

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Your initial and any subsequent Contributions are allocated according to your instructions.

CONTRIBUTION LIMITS (SEE SECTION 3.02): Initial Contribution minimum: $25,000. Subsequent Contribution minimum: $1,000. Subsequent Contributions can be made at any time up until the Annuitant attains age 71. We may refuse to accept any Contribution if the sum of all Contributions under your Contract would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable of Colorado annuity accumulation contracts/certificates that you own would then total more than $2,500,000.

TRANSFER RULES (SEE SECTION 4.02): Transfers among Investment Options may be made at any time during the Contract Year.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals - You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken.

WITHDRAWAL RESTRICTIONS (SEE SECTION 5.01):  Not applicable.

MINIMUM WITHDRAWAL AMOUNT (SEE SECTION 5.01): Lump Sum Withdrawals minimum - $1,000.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (SEE SECTION 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Contract).

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

The death benefit is equal to the Annuity Account Value or, if greater, the Guaranteed Minimum Death Benefit.

Guaranteed Minimum Death Benefit

[APPLICABLE IF THE CONTRACT OWNER ELECTS THIS BENEFIT]

5% to Age 80 Roll Up - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is credited with interest at 5% (3% for amounts in the Alliance Money Market Fund) on each Contract Date anniversary through the Annuitant's age 80 (or at the Annuitant's death if earlier), and 0% thereafter, and is adjusted for any subsequent Contributions and withdrawals.

No. EOC99APICB-INDV                                                 Data page 3

The current Guaranteed Minimum Death Benefit will be reduced on a dollar-for-dollar basis as long as the sum of the withdrawals in any Contract Year is 5% or less of the beginning of Contract Year Guaranteed Minimum Death Benefit. Once a withdrawal is made that causes cumulative withdrawals in a Contract Year to exceed 5% of the beginning of Contract Year Guaranteed Minimum Death Benefit, that withdrawal and any subsequent withdrawals in that Contract Year will cause a pro rata reduction to occur.

[APPLICABLE IF THE CONTRACT OWNER ELECTS THIS BENEFIT]

Annual Ratchet to Age 80 - On the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution. Thereafter, the Guaranteed Minimum Death Benefit is reset through the Annuitant's age 80, to the Annuity Account Value on a Contract Date anniversary if higher than the current Guaranteed Minimum Death Benefit, and is adjusted for any subsequent Contributions and withdrawals.

Each withdrawal will cause a reduction in your current Guaranteed Minimum Death Benefit on a pro rata basis.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04): Life Annuity 10 Year Period Certain or Joint and Survivor Life

Annuity 10 Year Period Certain

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06): 6% per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): $2,000, as well as minimum of $20 for initial monthly annuity payment.

No. EOC99APICB-INDV                                                 Data page 4

WITHDRAWAL CHARGES (SEE SECTION 8.01): A withdrawal charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Corridor Amount as discussed in Section 8.01, or, if the Contract is surrendered to receive the Cash Value. We determine the withdrawal charge separately for each Contribution in accordance with the table below.

                                            Current and Maximum
                                                Percentage of
           Contract Year                        Contributions
           -------------                        -------------
                 1                                    8.00%
                 2                                    8.00%
                 3                                    7.00%
                 4                                    6.00%
                 5                                    5.00%
                 6                                    4.00%
                 7                                    3.00%
                 8                                    2.00%
                 9                                    1.00%
                10                                    0.00%

The applicable withdrawal charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Withdrawal charges will not apply to withdrawal of amounts applied to one of our retirement annuities or qualified plans under Section (5.02).

FREE CORRIDOR AMOUNT (SEE SECTION 8.01): 15% of Annuity Account Value at the beginning of the Contract Year minus any amount previously withdrawn during the Contract Year. Amounts withdrawn up to the Free Corridor Amount will not be deemed a withdrawal of Contributions.

Withdrawals in excess of the Free Corridor Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Corridor Amount does not apply when calculating the withdrawal charge applicable upon a surrender.

No. EOC99APICB-INDV                                                 Data page 5

NO WITHDRAWAL CHARGES WILL APPLY IN THESE EVENTS:

1. the Annuitant has qualified to receive Social Security disability benefits as certified by the Social Security Administration;

2. you give us proof that the Annuitant's life expectancy is six months or less (such proof must include, but is not limited to, certification by a licensed physician;

3. the Annuitant has been confined to a nursing home for more than 90 days as verified by a licensed physician. A nursing home for this purpose means one which is (i) approved by Medicare as a provider of skilled nursing care service, or (ii) licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, U. S. Virgin Islands, or Guam) and meets all the following:

    o its main function is to provide skilled, intermediate or custodial nursing care;

    o    it provides continuous room and board to three or more persons;

    o    it is supervised by a registered nurse or practical nurse;

    o    it keeps daily medical records of each patient;

    o    it controls and records all medications dispensed; and

    o    its primary service is other than to provide housing for residents.

The withdrawal charge will apply with respect to a Contribution if the condition as described above existed at the time the Contribution was remitted or if the condition began within the 12 month period following remittance.

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

    Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under
    Section 7.02.

The above charge will be deducted from the Annuity Account Value in the Investment Funds on a pro rata basis.

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  Unlimited

DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):

Mortality and Expense Risks Charge:
         Current and Maximum       Annual rate of 1.10% (equivalent to a daily
                                   rate of 0.003032%).

No. EOC99APICB-INDV                                                 Data page 6

Administration Charge:
         Current and Maximum Annual rate of 0.25% (equivalent to a daily rate of 0.000692%). We reserve the right to increase this charge to an annual rate of 0.35%.

Distribution Charge:
         Current and Maximum       Annual rate of 0.25% (equivalent to a daily
                                   rate of 0.000695%).

No. EOC99APICB-INDV                                                 Data page 7